NewLink Genetics Corporation Nasdaq: NLNK November 2, 2017 Third Quarter 2017 Results

Agenda 2 Introduction  Jack Henneman, Executive Vice President & CFO IDO Pathway Program Developments & Outlook  Charles J. Link, Jr., M.D., Chairman, CEO & CSO Clinical Updates & Guidance on Timing of Data  Eugene P. Kennedy, M.D., Vice President Clinical & Medical Affairs Third Quarter 2017 Financial Results & Financing  Mr. Henneman

Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include any statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward- looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this presentation represent NewLink' Genetics' views as of the date of this presentation. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward- looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this presentation. 3

Recent Highlights  Progression toward Pivotal trial in advanced melanoma achieved with parameters of trial design established and reviewed by FDA  Updated Phase 2 data for indoximod plus PD-1 checkpoint inhibitor KEYTRUDA® suggest substantial improvement of response rate for advanced melanoma patients  Entered clinical collaboration with AstraZeneca to evaluate indoximod plus durvalumab plus standard-of-care chemotherapy in Phase 2 trial for patients with metastatic pancreatic cancer  Indoximod granted Orphan Drug Designation by the FDA for Stage IIb-IV melanoma  First patients dosed with novel salt formulation of indoximod  First patients dosed with NLG802, prodrug of indoximod  Financial position secured with ~$55MM raised from Bank of America Merrill Lynch & Stifel led underwritten offering and $19MM from “at the market” offering through Cantor Fitzgerald 4 Indoximod program has made substantial progress in 2017

Best Response by Patient with Advanced Melanoma

Significant Depth of Response



100%
80%
60%
40%
20%
0%
−20%
−40%
−60%
−80%
−100%
Percent change in tumor volume
Threshold for progression
Threshold for partial response
*
*
*
Progressive Disease
Stable Disease
Partial Response
Complete Response

*Patients that progressed due to new non-target lesions.

Note: 1 patient was unevaluable for response due to pleural effusion/collapsed left lung; the patient progressed based on several new non-target lesions.

Zakharia Y, et al. Oral presentation at: Third International Cancer Immunology Conference; September 6-9, 2017; Frankfurt, Germany.

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Indoximod Pivotal Phase 3 Study Design Two-Arm, Randomized, Double-Blind, Placebo-Controlled, Fixed-Dose Study  Randomization via an interactive web system  Stratified by: ̶ Checkpoint inhibitor (pembro or nivo) ̶ Prior BRAF treatment ̶ Advanced stage disease at randomization  Investigator choice for PD-1 ̶ Pembrolizumab 200mg IV Q3 weeks ̶ Nivolumab 240mg IV Q2 weeks  Treatment until disease progression or unacceptable toxicity BRAF, B-Raf proto-oncogene, serine-threonine kinase; IV, intravenous; Q2W, every 2 weeks; Q3W, every 3 weeks; PO, orally; Q12h, every 12 hours. 1:1 Randomization PD-1 checkpoint inhibitor + placebo PO Q12h N=300 PD-1 checkpoint inhibitor + indoximod PO Q12h N=300 6

Clinical Collaboration between AstraZeneca and NewLink

Phase 2 Randomized, Placebo Controlled Trial of IDO plus anti-PDL-1

- Statistically powered to compare 4 drug regimen to Standard of Care (SOC)
- Primary Endpoint: Overall Response
- Secondary Endpoints:
  - Overall Survival
  - Progression Free Survival
  - Safety
- Status and Milestones
  - FPI 1H18
  - Protocol being finalized by Joint Committee



Randomization
2
Indoximod (I) + Durvalumab (D) + Gemcitabine + nab-Paclitaxel N=100
VS
1
Placebo (I) + Placebo (D) + Gemcitabine + nab-Paclitaxel N=50
1
Placebo (I) + Durvalumab + Gemcitabine + nab-Paclitaxel N=50

Trial design informed by P2 indoximod plus SOC

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Third Quarter 2017 Financial Results Cash and Equivalents $120.7 million Debt ~$0.3 million YE 2017 Cash (Projected)1 ~$150 million Forecast Quarterly Negative Cash-Flow ~$14-$16 million Shares Outstanding as of October 31,20171 37.1 million 8 1 Includes ~$55 million from an underwritten offering of 5.75 million shares of stock and proceeds from 1.9 million shares of stock sold under the company’s ATM Financially well positioned to proceed with indoximod development program

NewLink Genetics  The Phase 3 Pivotal trial for patients with advanced melanoma is our top priority and we continue to work toward our goal of completing accrual by the end of 2018.  The AstraZeneca collaboration represents a significant step in our effort to expand the clinical program and differentiate indoximod from other IDO pathway inhibitors.  The opportunity for indoximod has the potential to go well beyond these initial indications. 9 Key Takeaways

10 Q & A